PSILOCYBIN SUPPLY AGREEMENT

THIS AGREEMENT is made effective as of August 13, 2020

BETWEEN:

HAVN LIFE SCIENCES INC.

(the “Supplier”),

- and -

MYCOTOPIA

(the “Company”)

WHEREAS:

A.The Supplier is in the business of supplying the Materials (as defined herein), as permitted by Governmental Authorities, by brokering the sale of the Materials held by a third-party Licensed Dealer under the Act (“Third Party LD”) or by direct sale under the Havn DL (as defined herein);

B.The Company is a specialty pharmaceutical company focused on the research, development and commercialization of novel therapeutics for unmet medical needs; and

C.The Supplier desires to sell, through a Third Party LD or directly under the Havn DL, and the Company desires to purchase Material from the Supplier, through a Third Party LD or directly under the Havn DL, subject to receipt of all required licenses from Governmental Authorities, as further described herein.

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Parties agree as follows:

1.Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

(a)“Act” means the Controlled Drugs and Substances Act, S.C. 1996, c. 19 and the regulations promulgated thereunder;

(b)“Agreement” means this agreement, including its recitals and schedules, as amended from time to time;

(c)“Applicable Law” means:

(i)any applicable domestic or foreign law including any statute, subordinate legislation or treaty; and

(ii)any applicable guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of a Governmental Authority;

(d)“Batch” means the batch of Material from which any Material sold to and purchased by the Company pursuant to this Agreement was taken, derived, or obtained;

(e)“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the Province of British Columbia;

(f)“Completion Date” means the first anniversary of the Effective Date, or such earlier date in accordance with the terms set out herein or later, as mutually agreed to in writing by the Parties;

(g)“Confidential Information” means any proprietary information delivered by one Party to the other pursuant to this Agreement, including, but not limited to:

(i)the commercial terms of this Agreement, including, without limitation, pricing of the Material and quantity of Material;

(ii)any and all information of a technical, financial, accounting, tax, legal, commercial, operational or logistics nature related to the respective businesses of the Parties, including each Parties respective Intellectual Property; and

(iii)the growing method (including nutrient, conditions, IPM, media for spawning, casing, pinning, and flushes), harvesting, drying, processing (including milling, grading), extraction (including solvents, concentrations and methods), testing, quality assurance, and record-keeping practices of the Supplier or the Company.

Confidential Information shall not include any information:

(iv)which at the time of disclosure is readily available to the public;

(v)which after disclosure becomes readily available to the public, other than through a breach of this Agreement;

(vi)which is subsequently lawfully and in good faith obtained by the Party that does not own the information in question from an independent third party without breach of this Agreement;

(vii)which the Party that does not own the information can establish was in such Party’s possession without obligation of confidentiality prior to the date of disclosure of such information by the disclosing Party to such recipient Party; or

(viii)which is required to be disclosed by the Party that does not own the information in question by operation of law or regulation, provided such Party (if permitted by law) gives the disclosing Party prompt notice to allow the disclosing Party a reasonable opportunity to obtain a protective order therefor, with the exception of any request from Health Canada regarding the Material;

(h)“Delivery Date” means the date of each shipment of Material from the Supplier to the Company in accordance with the delivery terms set out in Section 6;

(i)“Effective Date” means the date first written above;

(j)“Governmental Authority” means any domestic or foreign legislative, executive, judicial or administrative body, including Health Canada, or person having or purporting to have jurisdiction in the relevant circumstances;

(k)“Havn DL” means a dealer’s license issued under the Act authorizing the Supplier to possess, manufacture and sell Materials;

(l)“Intellectual Property” means intellectual property of any nature and kind in any jurisdiction throughout the world including but not limited to trademarks, business names, trade names, domain names, trading styles, patents, trade secrets, software, industrial designs, plant breeders’ rights, and copyrights, works of authorship or any other intangible right whether registered or unregistered, and all applications for registration thereof, and inventions, formulae, recipes, product formulations, processes and processing methods, technology and techniques and know-how;

(m)“Licensing Date” means the date upon which the Supplier or the Third Party LD, as applicable, and the Company have received all necessary licenses and approvals from Governmental Authorities for the supply and purchase of Material as set out in this Agreement;

(n)“Material” means the Psilocybin SPP product of the type and in the amount specified in Schedule A, as agreed to by the Parties from time to time, in writing;

(o)“Party” means the Company, or the Supplier and “Parties” means both of them;

(p)“Purchase Price” has the meaning set out in Section 4;

(q)“Term” means the period of time beginning on the Licensing Date and ending upon the Completion Date unless terminated earlier in accordance with the terms of this Agreement; and

(r)“Third Party LD” has the meaning set out in the recitals.

2.Currency

All references to currency herein are to lawful money of Canada.

3.Material to be Sold and Purchased

During the Term, the Supplier will supply by brokering sale of the Materials from the Third Party LD or by directly selling the Materials to the Company and the Company will source the Materials from the Supplier directly or from the Third Party LD brokered by the Supplier on the terms and conditions set out in this Agreement.

4.Purchase Price

(a)For any supply of Materials that includes brokerage by the Supplier from Third party LD, any applicable brokerage fees payable shall be added to the Purchase Price and shall be paid by the Company.

(b)The Supplier shall broker supply from Third Party LD or, after issue of the Havn DL, supply the Materials to the Company, for the amounts as set out in Schedule A (the “Purchase Price”).

5.Payment of Purchase Price

The Purchase Price shall be paid as follows:

(a)50% of the Purchase Price for each shipment of Material will be payable to the Supplier on the earlier of:

(i)the Delivery Date for such Material if such Material is being shipped to the Company immediately; or

(ii)the date that the Company provides notice to the Supplier that it desires to purchase such Material from the Supplier, but does not want such Material to be shipped to the Company until a later date; and

(b)50% of the Purchase Price will be payable 30 calendar days after the Delivery Date of the respective Material.

6.Delivery Terms

Subject always to Section 7:

(a)delivery shall occur on the Delivery Date at the Third Party LD’s premises or the Supplier’s premises, as applicable, with the Supplier responsible for all costs and risks associated with loading the Material onto freight service providers arranged by the Company;

(b)delivery shall occur in compliance with all Applicable Laws;

(c)to the extent additional permits are required to comply with Applicable Laws, the Company shall be responsible to acquire such permits and the Supplier shall cooperate and assist Company to acquire such permits, to the extent permitted under Applicable Law.

(d)the Supplier will use, or shall cause the Third Party LD to use, as applicable, commercially reasonable efforts to ensure the Material is in good condition when it is delivered;

(e)the Supplier will, or shall cause the Third Party LD to, as applicable, provide, at the cost of the Supplier, packaging materials and services in preparation for shipping the Material in a manner compliant with Applicable Law;

(f)the Company will nominate, engage and coordinate freight services that are appropriate for the value of the Material. The Company will be responsible for all transportation and insurance costs; and

(g)title to the Material, as well as risk of loss, shall pass to the Company once the Material is loaded by the Supplier or the Third Party LD, as applicable, onto the freight service provider arranged by the Company.

7.Testing of Material Once Delivered to the Company

(a)Within fifteen (15) Business Day after receipt of Material by the Company, the Company shall: (i) send a sample of each Batch of Material directly to the laboratories of Complex Biotech Discovery Ventures (“CBDV”) located at 3800 Wesbrook Mall, Vancouver, British Columbia V6S 2L9 or such other laboratory as agreed to by the Parties in writing (“Other Tester”), in order for such Material to be tested in accordance with the Act (“Testing”); and (ii) retain and store a second sample for archive purposes for period of two (2) years. All Testing, including, without limitation, courier costs associated with the sending of the sample to laboratories of Complex Biotech Discovery Ventures or an Other Tester upon by the Parties, shall be completed at the expense of the Company and the Company shall provide written copies of the results of each Testing (“Testing Results”) to the Supplier within five (5) Business Days of receipt by the Company of such Testing Results.

(b)Subject to Section 7(c), if the Material does not pass the Testing set out in Section 7(a) successfully, as determined by CBDV or Other Tester, as applicable, with respect to such Batch of Material:

(i)the Supplier shall be responsible to fully compensate the Company immediately by reimbursing the portion of the Purchase Price that was paid by the Company to the Supplier for the Material from that Batch;

(ii)the remaining 50% of the Purchase Price that is unpaid by the Company for such Batch of Material shall immediately be forfeited by the Supplier and shall no longer be payable; and

(iii)the Company shall re-deliver such Batch of the Material to the Supplier as soon as such delivery is approved by Health Canada and the shipping costs associated with such re-delivery shall be borne by the Supplier. Title to the Material, shall pass to the Supplier once the Material is loaded by the Company onto the freight service provider arranged by the Company. The Company will use commercially reasonable efforts to ensure the Material is in the same condition when it was delivered.

(c)For clarity, the Company may reject, in accordance with this Section 7, Material if the results of Testing indicate that the Material is not within acceptable ranges determined by a Governmental Authority for such Testing or if there is a discrepancy as to the Material’s content relative to information provided by the Supplier to the Company pursuant to Sections 10(f) and 11(d) hereto.

8.The Company’s Representations and Warranties

The Company represents and warrants to the Supplier (and confirms that such representations and warranties will be true as of each date that the Supplier ships Material to the Company) that:

(a)the Company is a corporation, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

(b)the Company is duly licensed or registered to carry on business in every jurisdiction in which such license or registration is required for purposes of this Agreement, except where the failure to be so licensed or registered, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement;

(c)the Company has all required licenses under all Applicable Law necessary to engage in the contemplated activity, including without limitation the ability to engage in the purchase, sale and transportation of Material under the Act;

(d)the Company has obtained all permits and/or licenses required by Applicable Laws to conduct its business generally and to exercise its rights and perform its obligations under this Agreement;

(e)the Company all necessary corporate power and capacity to enter into this Agreement, grant the rights and licenses granted under this Agreement, and perform its obligations hereunder;

(f)the execution of this Agreement by the Company’s representative whose signature is set forth at the end of this Agreement, and the delivery of this Agreement by the Company, have been duly authorized by all necessary corporate action on the part of the Company;

(g)the execution, delivery and performance of this Agreement by the Company will not violate, conflict with, require consent under or result in any breach or default under (i) any of the Company’s organizational documents (including its articles of incorporation and by-laws), (ii) any Applicable Law or (iii) with or without notice or lapse of time or both, the provisions of any material contract of the Company;

(h)when executed and delivered by the Company and the Supplier, this Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity;

(i)the Company is in material compliance with all Applicable Laws relating to this Agreement and the operation of its business;

(j)it is not insolvent and is paying all of its debts as they become due;

(k)all financial information that it has provided to the Supplier is true and accurate and fairly represents the Company’s financial condition; and

(l)the Company accepts ownership and all risk of loss associated with the Material once the Material is loaded onto the freight service provider, as per the terms set out in Section 6(e).

9.Company’s Use of Supplier’s Trademarks and Brands

The Company agrees to use the marks “Havn”, “Havn Life”, “Powered by Havn” or other such marks as identified by the Supplier, in accordance the Brand Standards and Use agreement to be provided by the Supplier.

10.Supplier’s Representations and Warranties

The Supplier represents and warrants to the Company (and confirms that such representations and warranties will be true as of each date that the Material is shipped to the Company) that:

(a)all required licenses under all Applicable Law necessary to engage in the contemplated activity by or on behalf of the Supplier (including, the Third Party LD) shall have been obtained;

(b)the Material has been produced and handled in compliance with the Act; and

(c)the Material has undergone all required testing as outlined in the Act.

11.Production Practices and Examination of Material and Records

During the Term, the Supplier shall use commercially reasonable efforts to:

(a)within five (5) business days of a request by the Company, make available to the Company and its authorized representatives data recorded or stored by means of any device, including in electronic form, title documents, reports, studies, permits, licenses and other records in its possession or under its control relating to the Material, including documents relating to tracking, reproduction, inventory, seed transfer, Batch records, and any other documentation that the Supplier reasonably anticipates may be requested by Health Canada auditors. This obligation will persist for a period of six (6) months after the Completion Date;

(b)retain all records described in Section 10(a) for a period of six (6) months after the Completion Date and will also comply with all its obligations under the Act with respect to such records;

(c)within five (5) business days of a request by the Company, provide the Company and its authorized representatives access to inspect the Material and the facility where the Material is produced prior to shipment of each Batch of Material, at the Company’s own cost, provided that that Company will not make such a request more than two (2) occurrences in a calendar year;

(d)provide to the Company the results of all testing required under the Act;

(e)provide monthly reports to the Company regarding the Material that the Supplier is cultivating and anticipates that it may have available to sell to the Company pursuant to the terms of this Agreement and keep the Company apprised of the status of such Material; and

(f)use its commercially reasonable efforts to ensure that the Material available for purchase by the Company is Material that meets reasonable standards to allow the Company to use the product for resale without altering the form of the Material.

12.Conditions of Closing for each Shipment of Material

The sale by the Supplier or the Third Party LD, as applicable, and the purchase by the Company of the Material shall be subject to the following conditions, which are to be performed or complied with at or prior to each respective shipment of Material:

(a)the representations and warranties of each of the Supplier and the Company set forth in Sections 8 and 9 will be true and correct at each date that the Supplier or the Third Party LD, as applicable, ships Material to the Company with the same force and effect as if made at such time;

(b)the Supplier will have performed or complied with all of its obligations of this Agreement to be performed or complied with by the Supplier at or prior to each monthly shipment date for the Material;

(c)the Company will have confirmed that the Material is satisfactory to the Company and that all Testing and lot release documents are in order and meet its reasonable expectations in accordance with this Agreement; and

(d)the Supplier, the Third Party LD, as applicable, and the Company will have received all required approvals from Health Canada pursuant to the Act authorizing the transaction or monthly shipments of Materials, as the case may be.

The conditions set out in Section 12(a) (with respect to the Supplier’s representations and warranties only), 12(b) and 12(c) above are for the benefit of the Company and may be waived by the Company at any time. The condition set out in Section 12(d) may not be waived.

13.Termination

This Agreement may be terminated at any time by either Party upon thirty (30) days written notice to the other Party.

By notice in writing prior to or on a scheduled Delivery Date for any shipment of Material, the Company may decide not to proceed with the purchase of Material in any month during the Term if any condition in Section 12(a) (with respect to the Supplier’s representations and warranties), 12(b), or 12(c) has not been satisfied as at such Delivery Date for the Material for that month and the Company has not waived such condition on or before such respective Delivery Date. Additionally, neither Party shall be required to proceed with a monthly shipment of Material if the condition set out in Section 12(d) has not been met on or before the scheduled Delivery Date.

14.Confidentiality

During the Term and for a period of three (3) years thereafter, each of the Supplier and the Company agree to hold and maintain the Confidential Information of the other in the strictest confidence. Each of the Supplier and the Company shall divulge such Confidential Information only to its employees, agents, professional advisors or subcontractors and the Third Party LD, as applicable, who reasonably require access to such information for the purpose of performing this Agreement and who have been notified of the covenants of confidentiality set out in this Agreement. Each Party shall be liable to the other for any and all damages, including reasonable legal fees, in the event that this confidentiality provision is violated and shall be liable for any such violation by its employees, agents, professional advisors or subcontractors. On the Completion Date, any tangible Confidential Information, along with any copies thereof, shall be returned to the disclosing Party, or destroyed, at the sole option of the disclosing Party.

15.Indemnity by the Supplier

The Supplier shall at all times and without limitation, indemnify and save harmless the Company, its, directors, officers, employees, contractors, agents and representatives from and against all liabilities, losses, costs, damages, legal fees (on a solicitor and his own client full indemnity basis), disbursements, fines, penalties, expenses, all manner of actions, causes of action, claims, demands and proceedings, all of whatever nature and kind which any of the Company, its directors, officers, employees, contractors, agents, insurers and representatives may sustain, pay or incur or which may be brought or made against all or any of them, and whether or not incurred in connection with any action or other proceedings or claims or demands made by third parties, with respect to any occurrence, event, incident or matter caused by, and/or arising as a direct or indirect result of:

(a)the misconduct, negligent action or negligent failure to act, as the case may be, of the Supplier and/or any of those persons for whom the Supplier is responsible at law (including, without limitation, any of its employees or contractors); or

(b)any breach, violation or non-performance of any representation, warranty, obligation, covenant, condition or agreement in this Agreement set forth and contained on the part of the Supplier to be fulfilled, kept, observed or performed, as the case may be; or

(c)any damages to third parties caused by, resulting at any time from, arising out of or in consequence of the misconduct, negligent action or negligent failure to act of the Supplier and/or any of those persons for whom the Supplier is responsible at law (including, without limitation, any of its employees or contractors).

Notwithstanding the foregoing, in no event shall the Supplier be liable for consequential or punitive damages (including without limitation, loss of profits, loss of opportunity, loss of business or loss of reputation) relating to this Agreement, whether in relation to the indemnity provisions under this section or otherwise. The provisions of this Section are in addition to and shall not prejudice any other rights of the Company at law or in equity. This Section shall survive the termination or expiry of this Agreement for any reason whatsoever.

16.Indemnity by the Company

The Company shall at all times and without limitation, indemnify and save harmless the Supplier, its, directors, officers, employees, contractors, agents and representatives from and against all liabilities, losses, costs, damages, legal fees (on a solicitor and his own client full indemnity basis), disbursements, fines, penalties, expenses, all manner of actions, causes of action, claims, demands and proceedings, all of whatever nature and kind which any of the Supplier, its directors, officers, employees, contractors, agents, insurers and representatives may sustain, pay or incur or which may be brought or made against all or any of them, and whether or not incurred in connection with any action or other proceedings or claims or demands made by third parties, with respect to any occurrence, event, incident or matter caused by, and/or arising as a direct or indirect result of:

(a)the misconduct, negligent action or negligent failure to act, as the case may be, of the Company and/or any of those persons for whom the Company is responsible at law (including, without limitation, any of its employees or contractors); or

(b)any breach, violation or non-performance of any representation, warranty, obligation, covenant, condition or agreement in this Agreement set forth and contained on the part of the Company to be fulfilled, kept, observed or performed, as the case may be; or

(c)any damages to third parties caused by, resulting at any time from, arising out of or in consequence of the misconduct, negligent action or negligent failure to act of the Company and/or any of those persons for whom the Company is responsible at law (including, without limitation, any of its employees or contractors).

Notwithstanding the foregoing, in no event shall the Company be liable for consequential or punitive damages (including without limitation, loss of profits, loss of opportunity, loss of business or loss of reputation) relating to this Agreement, whether in relation to the indemnity provisions under this section or otherwise.

The provisions of this Section are in addition to and shall not prejudice any other rights of the Supplier at law or in equity. This Section shall survive the termination or expiry of this Agreement for any reason whatsoever.

17.Arbitration Procedure

(a)All disputes, controversies or claims arising out of, relating to, or in respect of this Agreement, including a Recall Dispute or any issue regarding existence, validity, enforceability, interpretation, breach or termination of this Agreement (each a “Dispute”) shall be resolved in accordance with the terms of this Agreement.

(b)Any Dispute that Parties are unable to amicably resolve or settle between themselves through negotiations between senior executives of Parties within fifteen (15) Business Days (or such longer period as the Parties may mutually agree to in writing) of a Party being provided notice of such Dispute or difference in accordance with the notice provisions of this Agreement (the “Consultation Period”) may, at the request of one of the Parties be referred to and finally determined by final and binding arbitration. For clarity, if one Party requests to proceed with arbitration, the other Party shall be required to participate, and the term of this Section 18 shall apply. The arbitration shall be confidential and shall be conducted by one independent and impartial arbitrator selected in accordance with the terms of this Agreement (the “Arbitrator”).

(c)The arbitration shall be administrated by the International Court of Arbitration of the International Chamber of Commerce (the “International Court of Arbitration”) pursuant to the rules of the International Chamber of Commerce, except as they may be modified herein or by mutual written agreement of the Parties and to the extent that such rules do not conflict with the terms of Section 18.

(d)The place of arbitration will be Vancouver, British Columbia. The language of arbitration will be English.

(e)Within thirty (30) calendar days of the expiry of the Consultation Period, the Parties agree to jointly select the Arbitrator. The Arbitrator shall be impartial and independent of the Parties and shall be experienced and knowledgeable about the subject matter of the Dispute (generally and not as to the express facts concerning the Dispute). If the Parties are unable to agree upon the Arbitrator, either Party may apply to the court to select the Arbitrator.

(f)The Arbitrator shall have jurisdiction: (i) to apply all Applicable Laws, common law and equity (including without limitation the scope of the agreement to arbitrate, any statute of limitations, conflict of laws rules, tort claims and interest claims); and (ii) to make an award or awards in respect of interest and the payment of the costs of the arbitration (including arbitrators’ fees and the legal costs of the Parties). The Arbitrator also may, where requested by a Party, determine the nature and extent of production of documents and oral depositions.

(g)The award of the Arbitrator shall be reduced to writing and be final and binding on the Parties and not subject to any appeal (a “Final Determination”). Any monetary award shall be made and payable, free of any taxes or other deduction, and shall bear interest from the date of any breach or other violation of this Agreement to the date on which the award is paid, at a rate determined by the Arbitrator.

(h)Judgment upon the award(s) rendered by the Arbitrator may be entered and execution had in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and order of enforcement.

(i)Each Party shall bear its own expenses of preparing for and participating in connection with the arbitration, including legal fees but the Party against whom judgment is rendered shall bear all legal fees of the Arbitrator.

(j)By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a legal court, the Arbitrator shall have full authority to grant provisional remedies, statutory remedies and to award damages for the failure of the Parties to respect the Arbitrator’s orders to that effect.

(k)Nothing in this Agreement shall restrict or prohibit a Party from commencing arbitration at any time, including prior the expiry of a Consultation Period, in order to protect its rights under this Agreement or in relation to a dispute or disagreement.

(l)Except as expressly provided for in this Agreement or where otherwise reasonably prevented by the nature of the Dispute, the Parties shall continue to perform their respective duties, obligations and responsibilities under this Agreement while the Dispute is being resolved in accordance with this Section 18, unless and until such obligations are lawfully terminated or expire in accordance with the provisions thereof.

(m)All dispute resolution and arbitration proceedings (including all related information, communications, documents, materials, and evidence) shall be strictly confidential, and each Party shall have a fiduciary obligation to the other Party to protect, preserve and maintain the integrity of such confidentiality.

18.General

(a)Each of the Company and the Supplier will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other Party may, either before or after the Completion Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

(b)This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the Parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties other than as expressly set forth in this Agreement.

(c)No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by both of the Parties. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

(d)This Agreement may not be assigned by the Company or the Supplier without the written consent of the other Party.

(e)Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery or by electronic means of communication addressed to the recipient as follows:

To the Company:

Attention:Redacted

Redacted

Email:Redacted

To the Supplier:

Havn Life Sciences Inc

Redacted

Redacted

Redacted

Attention:Redacted

Email:Redacted

or to such other street address, individual or electronic communication number or address as may be designated by notice given by either Party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

(f)The right and remedies of the Parties under this Agreement are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a Party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that Party may be entitled.

(g)This Agreement shall be construed and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein and the Parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

(h)This Agreement may be executed electronically by facsimile or PDF, in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

(i)The invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions.

(j)Time shall be of the essence of this Agreement.

(k)The Parties acknowledge and agree that the provisions of this Agreement which, by their context, are meant to survive the termination of this Agreement or the passing of the Completion Date shall survive the termination of this Agreement or passing of the Completion Date and shall not be merged therein or therewith.

(l)This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties.

(m)This Agreement shall be interpreted according to its fair construction and shall not be construed as against any Party hereto.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF the Parties have executed this Agreement.

HAVN LIFE SCIENCES INC.
Per:	/s/ Tim Moore
Name: Tim Moore
Title:CEO

MYCOTOPIA THERAPIES INC.
Per:	/s/ Benjamin Kaplan
Name: Benjamin Kaplan
Title: CEO

SCHEDULE A
The Material

Drug Substance	Form	Strength	Unit Size	Purchase Price per Unit (USD)
Psilocybin (GMP)	API	N/A	[●] grams	[●]